Exhibit 99.1

Vince Holding Corp. Amends Term Loan and Revolving Credit Facility Agreements

NEW YORK, New York – July 5, 2017 – Vince Holding Corp. (NYSE: VNCE), a leading global luxury apparel and accessories brand (“Vince” or the “Company”), today announced that it has reached an agreement to amend its Senior Secured Term Loan Facility to waive the consolidated net total leverage ratio covenant requirement through, and including, the first quarter of fiscal 2019. As previously announced, the Company also reached an agreement to amend its Revolving Credit Facility, immediately providing an additional $5 million in borrowing capacity under such facility, which may be increased by an additional $5 million as described below.

Brendan Hoffman, Chief Executive Officer, commented, “We are very pleased to have obtained amended agreements with our lenders.  These steps, together with the completion of our proposed rights offering, will provide Vince with additional liquidity and improve the capital structure of the company.  Importantly, we believe this should relieve many of the pressures that had previously led management to conclude that there was doubt about our ability to continue as a going concern. We also expect that this will alleviate the pressures on our borrowing capacity that we have seen from the accelerated terms and prepayment requirements imposed by certain vendors.  We anticipate that the waiver of our covenant requirement through the first quarter of 2019, as well as the additional liquidity that we are injecting into the business, will enable us to continue to focus on driving momentum and improving performance throughout the business.”

The amendment to the Company’s Senior Secured Term Loan Facility waives the consolidated net total leverage ratio covenant requirement under its agreement through, and including, the first quarter of fiscal 2019.  The amendment is subject to certain terms and conditions, including that $9 million of proceeds from the proposed Rights Offering will be used to pay down the debt under the Term Loan. The Company also agreed to additional amortization payments and modifications to certain negative and affirmative covenants, as well as a 2% increase in the interest rate and consent fees in the amount of 0.5% of the outstanding debt held by the consenting lenders.

The Company also previously announced that it entered into an amendment to its Revolving Credit Facility agreement, which provides an additional $5 million of borrowing capacity to the Company in exchange for the issuance of a letter of credit in the same amount for the benefit of the Revolving Credit Facility lender by Bank of Montreal. The letter of credit may be increased by an additional $5 million, in which case the Company’s availability under the Revolving Credit Facility would also increase by such amount. In addition, the amendment allows Vince to include larger portions of certain trade receivables in the borrowing capacity until July 31, 2017.  The Company agreed to a 0.5% increase in the interest rate and is required to pay $15 million of the outstanding debt under the Revolving Credit Facility upon the completion of the proposed rights offering without any concurrent commitment reduction, which will create an equal amount of borrowing capacity under the facility upon paydown.

ABOUT VINCE

Established in 2002, Vince is a global luxury brand best known for utilizing luxe fabrications and innovative techniques to create a product assortment that combines urban utility and modern effortless style. From its edited core collection of ultra-soft cashmere knits and cotton tees, Vince has evolved into a global lifestyle brand and destination for both women’s and men’s apparel and accessories. As of April 29, 2017, Vince products were sold in prestige distribution worldwide, including approximately 2,300 distribution locations across more than 40 countries. With corporate headquarters in New York and its design studio in Los Angeles, the Company operated 40 full-price retail stores, 14 outlet stores and its e-commerce site, vince.com. Please visit www.vince.com for more information.

This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs (including our obligations under the Tax Receivable Agreement with the Pre-IPO Stockholders); our ability to continue as a going concern; our ability to successfully complete the proposed rights offering; our ability to successfully operate the newly implemented systems, processes, and functions recently transitioned from Kellwood Company; our ability to remediate the identified material weaknesses in our internal control over financial reporting; our ability to regain compliance with the continued listing standards of the New York Stock Exchange; our ability to ensure the proper operation of the distribution facility by a third party logistics provider recently transitioned from Kellwood; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to control the level of sales in the off-price channels; our ability to manage excess inventory in a way that will promote the long-term health of the brand; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth plans, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with domestic and international laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading "Item 1A—Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Investor Relations Contact:

Jean Fontana

ICR, Inc.

Jean.fontana@icrinc.com

646-277-1200